UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2019

MELINTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Whippany Road, Morristown, NJ	7960
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbols(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	MLNT	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On November 19, 2018, Melinta Therapeutics, Inc. (“Melinta” or the “Company”) and Vatera Healthcare Partners LLC (“Vatera Healthcare”) entered into a purchase agreement pursuant to which, on the terms and conditions set forth therein, Vatera Healthcare agreed to purchase shares of Melinta common stock for an aggregate purchase price of up to $75 million (the “Issuance”). On November 29, 2018, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy”) seeking approval of the Company’s stockholders of certain matters related to the Issuance. On December 3, 2018, the members of Melinta’s board of directors were named as defendants in a purported stockholder class action filed in the Delaware Court of Chancery (the “Court”) by one of the Company’s stockholders, captioned James Naples v. John H. Johnson, et al., C.A. No. 2018-0874-AGB (the “Action”). The complaint in the Action alleged that Melinta’s directors breached their fiduciary duties of disclosure by failing to disclose to the Company’s stockholders all material information necessary to make an informed decision regarding the Issuance. Among other remedies, the plaintiff sought to enjoin the stockholder vote on the Issuance. After the Action was filed, and without admitting that the allegations in the Action had any merit, the Company determined to include additional disclosures in a supplement to the Proxy filed by the Company with the SEC on December 10, 2018 (the “Proxy Supplement”), to moot the plaintiff’s claims in the Action. On February 27, 2019, the Court approved a stipulation under which the plaintiff voluntarily dismissed the Action with prejudice as to himself only, but without prejudice as to any other putative class member. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the supplemental disclosures included in the Proxy Supplement. The Company subsequently agreed to pay $350,000 to plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Action. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer